UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

COPART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

October 19, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Copart, Inc. to be held on Wednesday, December 5, 2012, at 9:00 a.m., Central time, at Copart’s corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. The formal meeting notice and proxy statement are attached.

At this year’s annual meeting, our stockholders will be asked:

•	To elect the eight nominees for director named in the proxy statement to hold office until our 2013 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

•	To vote to approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended July 31, 2012;

•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2013; and

•	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. You may vote over the Internet, or, if you requested to receive printed proxy materials, by telephone or by mailing a completed, signed and dated proxy or voting instruction card. Please review the instructions on each of your voting options as described in the proxy statement, as well as in the Notice of Internet Availability of Proxy Materials that you received in the mail. If you hold shares of our common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided by such broker, bank, or other nominee holder. Returning the proxy card or voting electronically or telephonically does not deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the annual meeting.

Thank you for your ongoing support of Copart. We look forward to seeing you at our 2012 Annual Meeting.

Sincerely,

WILLIS J. JOHNSON Chairman

The Notice of Internet Availability of Proxy Materials is first being mailed to our stockholders on or about October 19, 2012. The proxy materials are first being posted on https://materials.proxyvote.com/217204 on or about October 19, 2012.

COPART, INC.
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., Central time, on Wednesday, December 5, 2012

Place	Copart’s corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254

Items of Business
•  To elect the eight nominees for director named in this proxy statement to hold office until our 2013 annual meeting of stockholders or until their respective successors are duly elected and qualified.
• To vote to approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended July 31, 2012.
• To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2013.
• To transact any other business that may properly come before the annual meeting.

Record Date	You are entitled to vote only if you were a Copart stockholder of record as of the close of business on the record date, October 9, 2012.

Meeting Admission
You are entitled to attend the annual meeting only if you were a Copart stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting ownership on the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

A complete list of stockholders entitled to vote at the meeting will be available and open to examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting during normal business hours at our corporate headquarters.

Annual Report	You may access our 2012 annual report by visiting http://materials.proxyvote.com/217204. Our 2012 annual report is not a part of the proxy solicitation materials.

Date of Mailing
The Notice of Internet Availability of Proxy Materials is first being mailed to our stockholders, and the proxy materials are first being posted on the Internet at http://materials.proxyvote.com/217204, on or about October 19, 2012.

Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting” beginning on page 1 of the proxy statement.

PROXY STATEMENT
FOR 2012 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

(i)

(ii)

COPART, INC.
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held December 5, 2012

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by voting over the Internet, or if you requested to receive printed proxy materials, by voting over the telephone or by submitting your proxy card in the prepaid return envelope provided to you. We have designated our Chief Executive Officer, A. Jayson Adair, and our Senior Vice President, General Counsel and Secretary, Paul A. Styer, to serve as proxies for the annual meeting.

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Copart, Inc., a Delaware corporation of proxies to be voted at our 2012 Annual Meeting of Stockholders (and at any adjournment or postponement of such meeting). The annual meeting will take place on Wednesday, December 5, 2012 at 9:00 a.m., Central time, at our corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. Directions to the annual meeting are included on page 47 of this proxy statement. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

This year, we are pleased to be distributing our proxy materials to our stockholders via the Internet under the “notice and access” rules of the Securities and Exchange Commission, or the SEC. This approach conserves natural resources and reduces our costs of printing and distributing the proxy materials, while providing a convenient way to access the materials and vote. On October 19, 2012, we mailed a “Notice of Internet Availability of Proxy Materials,” or Notice of Internet Availability, to our stockholders, containing instructions on how to access the proxy materials on the Internet and submit your vote via the Internet. If you would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability. A printed copy of the proxy materials will be provided to you free of charge. Notwithstanding the foregoing, we encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

In addition, you may request to receive your materials for all future meetings either by email or in paper form by mail. As noted above, choosing to receive future proxy materials by email notice will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. It will also give you faster access to view the proxy materials in an easily searchable format.

We mailed the Notice of Internet Availability on or about October 19, 2012 to all stockholders entitled to vote at the annual meeting. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of our proxy materials on the website referred to in the Notice of Internet Availability. The proxy materials will also be available to the public at the following website: https://materials.proxyvote.com/217204. These proxy materials will be available free of charge.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information. We use several abbreviations in this proxy statement. The term “proxy materials” means this proxy statement as well as the proxy card and our 2012 annual report to stockholders. References to “fiscal year” refer to our fiscal year beginning on August 1 of the prior year and ending on July 31 of the year stated.

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

•	To elect the eight nominees for director named in this proxy statement to hold office until our 2013 annual meeting of stockholders or until their respective successors are duly elected and qualified;

•	To vote to approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended July 31, 2012, as set forth in this proxy statement; and

•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2013.

We will also transact any other business that may properly come before the annual meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the eight nominees for director named in this proxy statement.

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers for the fiscal year ended July 31, 2012.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year.

Who is entitled to vote at the Annual Meeting?

Each share of our common stock issued and outstanding as of the close of business on October 9, 2012, the record date for our annual meeting, is entitled to vote on all items being considered at the annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 124,116,625 shares of common stock issued and outstanding.

How many votes am I entitled to per share?

For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

Am I entitled to cumulate my votes at the annual meeting?

Under our certificate of incorporation in connection with the election of directors, each stockholder then entitled to vote in such election shall be entitled to as many votes as shall equal the number of votes which (except with respect to these cumulative voting rights) such holder would be entitled to cast for the election of directors with respect to such stockholder’s shares of stock multiplied by the number of directors to be elected in the election in which such stockholder’s shares are entitled to vote, and such stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such stockholder may see fit.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the Notice of Internet Availability has been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting.

Beneficial Owner

Many of our stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the beneficial owner of shares held in “street name.” The Notice of Internet Availability has been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As a beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee or nominee. You are also invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the annual meeting.

How can I contact Copart’s transfer agent?

You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (877) 282-1168, by facsimile at (781) 575-3605 or by writing Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island, 02940-3078. You may also access instructions with respect to certain stockholder matters (e.g., lost share certificates, change of address) via the Internet at www.computershare.com/investor.

How can I attend the annual meeting?

You are invited to attend the annual meeting if you were a stockholder of record as of the record date, October 9, 2012, you hold a valid proxy for the annual meeting, or you are a beneficial owner as of the record date, October 9, 2012. If you are a stockholder of record, meaning you hold shares directly in your name with Computershare Trust Company, N.A., please bring government-issued photo identification for entrance to the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting stock ownership on the record date, October 9, 2012, together with a copy of the voting instruction card provided by your broker, bank, or nominee, or other similar evidence of ownership.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the proxy card or, if you vote by telephone, by indicating your plans when prompted, in either case, if you requested to receive printed materials or, if you vote by Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

Stockholders of record — Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting.

Beneficial owners — Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the annual meeting.

How can I vote my shares without attending the annual meeting?

By mail

If you requested to receive printed proxy materials, you can vote by mail. Please complete, sign and date the proxy or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

By telephone

If you requested to receive printed proxy materials, you may also vote by telephone. You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

By Internet

The website for Internet voting is provided in the Notice of Internet Availability. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 1:00 a.m., Central time, on December 5, 2012.

If you are a beneficial owner of shares, your broker, trustee or nominee you may also vote by proxy by following the voting instructions provided to you by your broker, trustee or nominee. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, trustee or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or the Internet, you do not have to return your proxy or voting instruction card.

Can I change my vote or revoke my proxy?

Yes, you have the right to revoke your proxy at any time prior to the time your shares are voted. If you are the stockholder of record, you may revoke your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above under the subheading “How can I vote my shares without attending the annual meeting?” (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attn: Paul A. Styer, prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, trustee, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, by contacting our corporate secretary.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Copart or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. If there is no quorum, the chairman of the annual meeting may adjourn the meeting to another place, if any, date, or time. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, trustee or nominee you must instruct the broker, trustee or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. If you are a beneficial owner whose shares are held of record by a broker, trustee or nominee, your broker, trustee or nominee has discretionary voting authority to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 3), even if the broker has not received voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors (Proposal 1) or the advisory vote on the approval of executive compensation (Proposal 2) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors (Proposal 1) and the advisory vote on the approval of executive compensation (Proposal 2) to your broker, trustee, or other nominee.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of directors	Plurality of the votes cast	No
Advisory Vote on Executive Compensation	Majority of the votes cast	No
Ratification of Appointment of Ernst & Young LLP	Majority of the votes cast	Yes

Election of Directors

The nominees receiving the highest number of affirmative “FOR” votes of the shares entitled to be voted at the annual meeting will be elected as directors. You may vote “FOR” or “WITHHOLD” for each director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of a director will not be voted with respect to such director although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Advisory Vote on Approval of Executive Compensation

Under our Bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended July 31, 2012. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal.

Ratification of Appointment of Ernst & Young LLP

Under our Bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, A. Jayson Adair and Paul A. Styer, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.

Who will bear the cost of soliciting votes for the annual meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication, by our directors, officers, and employees. None of those directors, officers or employees will receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we deliver only one copy of the Notice of Internet Availability, or proxy materials, if applicable, to multiple stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

We will deliver, promptly upon written or oral request, a separate copy of the Notice of Internet Availability and/or the proxy materials, as applicable, to any stockholder at a shared address to which a single copy of the Notice of Internet Availability and/or the proxy materials, as applicable, were delivered. To receive a separate copy of the Notice of Internet Availability and/or the proxy materials, as applicable, you may write to or call our Investor Relations Department at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, telephone (972) 391-5000. Any such request should be made promptly in order to ensure timely delivery. Any stockholders of record who (i) share the same address and currently receive multiple copies of the Notice of Internet Availability or proxy materials, as applicable, and (ii) wish to receive only one copy of the Notice of Internet Availability or proxy materials, as applicable, per household in the future may contact our Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares beneficially in street name, please contact your bank, broker, or other holder of record to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2013 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than September 4, 2013; provided, however, that in the event that we hold our 2013 annual meeting of stockholders more than 30 days from the one-year anniversary date of the 2013 annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. All stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Copart, Inc.
Attn: Corporate Secretary
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254

The submission of a stockholder proposal does not guarantee that it will be included in Copart’s proxy statement or proxy.

Requirements for Stockholder Proposals to be Brought Before the 2013 Annual Meeting

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2013 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than August 5, 2013, and

•	not later than the close of business on September 4, 2013.

In the event that we hold our 2013 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2012 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the later of the following two dates:

•	the 90th day before such annual meeting: or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Requirements for Stockholder Proposals to be Brought Before the 2013 Annual Meeting” for stockholder proposals that are not intended to be included in our proxy statement.

In addition, it is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve (12) months prior to the date of submission of the recommendation or nomination. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our general counsel at our address set forth above for our corporate secretary. For additional information regarding stockholder recommendations for director candidates, please see the sections entitled “Corporate Governance and Board of Directors — Director Nomination Process” and “Corporate Governance and Board of Directors — Considerations in Identifying and Evaluation Director Nominees.”

Availability of Bylaws

A copy of our current bylaws may be obtained free of charge by written request to our Investor Relations Department c/o Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board of Directors Composition, Meetings, and Board Committees

Our board of directors is currently comprised of eight members. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members, and eight directors are currently authorized.

All directors elected at an annual meeting are elected to serve from the time of election and qualification until the earlier of the next annual meeting of stockholders following such election or their resignation or removal. At each annual meeting of stockholders, the terms of each of our incumbent directors expire and all members of our board of directors are elected.

Fiscal 2012 Board Meetings

During fiscal 2012, our board of directors held seven meetings. Each of our directors attended or participated in 75% or more of the total number of meetings of our board of directors, and 75% or more of the meetings held by all committees of our board of directors on which he served during the past fiscal year.

Board Leadership Structure

Our board of directors believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the chairman of our board and chief executive officer in a way that it believes is in our best interests. Currently, the roles of chairman of our board and chief executive officer have been separated by our board of directors. Willis J. Johnson is our executive chairman, and A. Jayson Adair is our chief executive officer. Our board believes that the separation of the offices of chairman and chief executive officer is appropriate at this time because it allows our chief executive officer to focus primarily on our business strategy, operations, and corporate vision while the chairman provides guidance to the chief executive officer, sets the agenda for board meetings, and presides over meetings of the full board. Our board’s administration of risk oversight has not affected its leadership structure.

Director Independence

Of our incumbent directors, Messrs. Blunt, Cohan, Englander, Meeks, and Tryforos have each been determined by our board to be an “independent director” as that term is defined under the rules of The NASDAQ Stock Market LLC, or NASDAQ.

Our board of directors has not established categorical standards or guidelines to make director independence determinations but considers all relevant facts and circumstances. Our board based its determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships, and on discussions with our directors. In making its independence determinations, our board considered transactions between us and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to us and a person or entity with a known connection to a director are presented to our board of directors for consideration. In making its determination that certain directors are independent, our board of directors considered the transactions in the context of the NASDAQ rules, the standards established by the SEC for members of audit committees, and the SEC and Internal Revenue Service standards for compensation committee members.

Oversight of Risk Management

Our board of directors’ role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks.

Our board’s role in risk oversight is consistent with our board’s leadership structure, with the chief executive officer and other members of senior management having responsibility for assessing and managing our risk exposure and our board and committees providing oversight in connection with those efforts. While our board has the ultimate oversight responsibility for our risk management policies and processes, the committees of our board also have responsibility for risk oversight with respect to certain matters.

Our audit committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, our audit committee meets periodically with our independent auditors, our internal auditors, and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control, and report these exposures. Additionally, our audit committee reviews significant findings prepared by our independent auditors together with management’s responses as well as significant findings of our internal auditors. Our audit committee also oversees risk associated with related party transactions and business conduct compliance.

Our compensation committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and employee compensation generally. Our management has reviewed with our compensation committee the compensation plans and programs that could have a material impact on us. The management review considered whether any of these plans or programs may encourage inappropriate risk-taking, whether any plan may give rise to risks that are reasonably likely to have a material adverse effect on us, and whether our management would recommend any changes to the plans. Our management also reviewed with our compensation committee risk-mitigating controls such as the degree of compensation committee and senior management oversight of each program and the level and design of internal controls over such programs.

Our nominating and governance committee oversees risks associated with our overall governance practices and the leadership structure of our board. Our board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full board.

Board Committees

Our board of directors maintains three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. Each committee has a written charter, approved by our board of directors, outlining the principal responsibilities of the committee. Copies of the current committee charters are available in the Corporate Governance section of the Investor Relations page on our website at www.copart.com.

Our board committees are comprised as follows:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Matt Blunt	Ö	—	Ö
Steven D. Cohan	Chair	Ö	—
Daniel J. Englander	Ö	Chair	Chair
James E. Meeks	—	—	Ö

Only directors deemed to be “independent” (see below) serve on the audit, compensation, or nominating and governance committees. However, our board may create special committees from time to time and our current employee directors or those deemed not to be independent under applicable rules and guidelines may be appointed to serve on those special committees, as our board may determine.

Audit Committee. Our audit committee is primarily responsible for (i) reviewing and approving the services performed by our independent registered public accounting firm, (ii) reviewing our consolidated financial statements, and (iii) reviewing reports concerning our accounting practices and systems of internal accounting procedures and controls. The purposes of our audit committee are, among other things, to:

•	oversee our accounting and financial reporting processes and audits of our consolidated financial statements;

•	assist our board in overseeing and monitoring: (i) the integrity of our consolidated financial statements; (ii) our internal accounting and financial controls; (iii) our compliance with legal and regulatory requirements; and (iv) our independent auditor’s qualifications, independence, and performance;

•	prepare the audit committee report that the rules of the SEC require be included in our annual proxy statement;

•	provide our board with the result of its monitoring and any recommendations derived from such monitoring;

•	provide our board with additional information and materials as our audit committee may determine to be necessary to make our board aware of significant financial matters requiring board attention; and

•	function as our qualified legal compliance committee for the purposes of reviewing and discussing any reports concerning material violations submitted to it by our attorneys or our outside counsel.

Our audit committee held five meetings during fiscal 2012. Our audit committee acts under a written charter adopted and approved by our board of directors, which charter can be found at http://www.copart.com/c2/pdf/audit_cc.pdf.

The audit committee currently consists of Steven D. Cohan, Daniel J. Englander and Matt Blunt. Mr. Cohan is the chair of our audit committee. Our board of directors has determined that each of the members of our audit committee are “independent directors” as contemplated by the NASDAQ listing rules and the rules of the SEC relating to audit committee independence. Our board of directors has designated Mr. Cohan, the chairman of the committee, as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC. This designation is a disclosure requirement of the SEC and does not impose upon Mr. Cohan any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of his membership on our board or audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. Our board of directors has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on our audit committee.

Compensation Committee. Our compensation committee is generally responsible for, among other things, (i) assisting our board of directors in providing oversight of our compensation policies, plans and benefits programs and (ii) reviewing and approving, and, where appropriate, making recommendations to our board of directors regarding all forms of compensation to be provided to all of our employees, directors and consultants, including stock compensation and loans, and all bonus and stock compensation to all employees.

Our compensation committee held five meetings during fiscal 2012. Our compensation committee acts under a written charter adopted and approved by our board of directors, which charter can be found at http://www.copart.com/c2/pdf/compensation_cc.pdf.

The compensation committee currently consists of Daniel J. Englander and Steven D. Cohan. Mr. Englander is the chair of our compensation committee. Our board of directors has determined that each of the members of our compensation committee are (i) “independent directors” as contemplated by NASDAQ rules, (ii) “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), and (iii) “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Nominating and Governance Committee. Our board of directors established the nominating and governance committee to ensure that our board is properly constituted to meet its fiduciary obligations to stockholders and that we have and follow appropriate governance standards. The committee is authorized to assist our board by identifying prospective director nominees, to select the director nominees for the next annual meeting of stockholders and to develop and recommend to our board governance principles applicable to us.

Our nominating and governance committee held two meetings during fiscal 2012. Our nominating and governance committee acts under a written charter adopted and approved by our board of directors, which charter can be found at http://www.copart.com/c2/pdf/nominating_governance_cc.pdf.

The nominating and governance committee consists of Daniel J. Englander, Matt Blunt and James E. Meeks. Mr. Englander is the chair of our nominating and governance committee. Our board of directors has determined that each of the members of our nominating and governance committee were and are (i) “independent directors”

as contemplated by NASDAQ rules, (ii) “outside directors” as defined in Section 162(m) of the Code, and (iii) “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors consisted of Messrs. Cohan, Englander and Thomas W. Smith from August 1, 2011 until December 14, 2011 and Messrs. Cohan and Englander from December 14, 2011 through the end of fiscal 2012. No member of our compensation committee was, at any time during fiscal 2012, an officer or employee of Copart or any of our subsidiaries. In addition, no member of our compensation committee had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC at the time such committee member served as a board member and committee member. The disclosure with respect to Thomas W. Smith under the heading “Related Person Transactions” below occurred following the end of his term as a member of our board of directors.

No interlocking relationship, as described by the SEC, currently exists or existed during fiscal 2012 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Considerations in Identifying and Evaluating Director Nominees

Our nominating and governance committee has established policies and procedures relating to the consideration of any individual recommended as a prospective director nominee from stockholders. Please see the section entitled “Director Nomination Process” below. The nominating and governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

In its evaluation of director candidates, including the members of the board of directors eligible for reelection, our committee will consider the following:

•	The current size and composition of our board of directors and the needs of the board and its respective committees;

•	Factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. Our committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•	Other factors that our committee may consider appropriate.

Any nominee for a position on the board must satisfy the following minimum qualifications:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing board;

•	The ability to assist and support management and make significant contributions to the company’s success; and

•	An understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

Director Nomination Process

Our nominating and governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve (12) months prior to the date of submission of the recommendation or nomination. Stockholder recommendations for candidates to the board of directors must be directed in writing to Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attention: General Counsel, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Copart, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like, and personal references. For details regarding the process to nominate a director directly for election to the board at an annual meeting of the stockholders, please see the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting — What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? — Nomination of Director Candidates.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance at stockholder meetings, our directors are encouraged to attend the annual meeting of stockholders. Seven of our directors attended our 2011 annual meeting of stockholders. Mr. Tryforos was not a director at the time of our 2011 annual meeting of stockholders and did not attend the 2011 annual meeting.

Stockholder Communications with our Board of Directors

Our board of directors recommends that stockholders who wish to communicate directly with our board should do so in writing. Our board of directors has approved the following procedure for stockholders to communicate with our directors. Mail can be addressed to directors in care of Copart, Inc., Attn: General Counsel, 14185 Dallas Parkway, Suite 300 Dallas, Texas 75254. All mail received will be logged in, opened and screened for security purposes. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to our directors at the next scheduled board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the chairman of our nominating and governance committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the chairman of our board and chief executive officer. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder communication is necessary.

This procedure does not apply to stockholder proposals submitted pursuant to our bylaws and Rule 14a-8 of the Exchange Act, as discussed in this proxy statement under the caption “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our directors play a critical role in guiding our strategic direction and overseeing our management. In connection therewith, our non-employee directors are eligible to receive cash and equity compensation. Each non-employee director receives an annual director’s fee, payable in quarterly installments. The annual non-employee director’s fee was $50,000 from August 1, 2011 until June 5, 2012; however, on June 5, 2012, our board increased the annual fee for non-employee directors to $70,000, payable in quarterly installments. Mr. Cohan, who serves as chairman of our audit committee, receives an additional annual fee of $10,000 for his services as chairman of our audit committee, payable in quarterly installments. In addition to cash compensation, pursuant to procedures previously adopted by our board of directors, each non-employee director (other than newly appointed non-employee directors) receives an annual option grant of 40,000 shares under our 2007 Equity Incentive Plan, which grant takes place on the date of our annual meeting of stockholders each year. Newly appointed non-employee directors are awarded an initial grant of shares at the time of appointment and are not eligible for an additional grant until the fiscal year following their appointment. The directors are also eligible for reimbursement of reasonable and necessary expenses incurred in connection with their attendance at board and committee meetings.

Mr. Johnson is an executive officer, though not considered one of our named executive officers. As an employee director he does not receive any cash, equity or other compensation for his service as a member of our board of directors. In that respect, we have not listed him in either table in this section of our proxy statement.

The following table presents information relating to total compensation paid or accrued for services rendered to us in all capacities by our non-employee directors for the fiscal year ended July 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Matt Blunt	55,000	229,408	284,408
Steven D. Cohan	65,000	229,408	294,408
Daniel J. Englander	55,000	229,408	284,408
James E. Meeks	55,000	229,408	284,408
Thomas W. Smith (2)	25,000	—	25,000
Thomas N. Tryforos	—	249,276	249,276

(1)	Amounts shown represent the aggregate grant date fair values of awards of stock options granted in fiscal 2012, which were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, as amended, without regard to estimated forfeitures, or, with respect to re-priced options, the incremental fair value as computed in accordance with FASB ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2012.

(2)	Did not stand for reelection at the 2011 annual meeting.

As of July 31, 2012, the end of our 2012 fiscal year, the aggregate number of stock options outstanding for each non-employee director was as follows:

Name	Aggregate Number of Shares Underlying Options
Matt Blunt	120,000
Steven D. Cohan	300,000
Daniel J. Englander	240,000
James E. Meeks	324,168
Thomas N. Tryforos	40,000

Under procedures previously adopted by our board of directors, each member of our board of directors (other than newly appointed non-employee directors) receives an option grant of 40,000 shares of our common stock on the date of our annual stockholder meeting. On December 14, 2011, the date of our 2011 annual shareholder meeting, each of Messrs. Blunt, Cohan, Englander and Meeks were granted options to purchase 40,000 shares of our common stock under our 2007 Equity Incentive Plan as part of their annual board compensation for fiscal 2012, at an exercise price of $22.59 per share, which was the closing price of our common stock on the NASDAQ Global Select Market on the date of grant. Fifty percent (50%) of the shares subject to each option vest 12 months from the date of grant and 1/24th of the total number of shares underlying each option vest each month thereafter, such that the options will be fully vested two years from the date of grant. Vesting of the options may accelerate if any successor corporation does not assume the options in the event of a change in control.

In addition, on September 22, 2011, our board of directors exercised its discretion pursuant to the terms of our 2007 Equity Incentive Plan to accelerate the vesting of all unvested shares of our common stock subject to options held by Mr. Smith, effective upon the termination of his membership on our board. As of December 14, 2011, the date on which Mr. Smith ceased to be a member of our board, Mr. Smith held options to acquire 80,000 shares of our common stock, of which 10,000 were otherwise unvested. In addition, our board approved amendments to outstanding option agreements with Mr. Smith to extend the period in which he will be able to exercise his stock options until the earlier of the fifth anniversary of Mr. Smith’s termination as a director or the date the option would otherwise have terminated by its terms assuming he had continued to serve as a member of our board.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

General

One of the purposes of our annual meeting is to elect directors to hold office until the 2013 annual meeting of stockholders or until their respective successors are elected and have been qualified. At each annual meeting of stockholders, the terms of each of our incumbent directors expires and all members of our board of directors are elected. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members. Eight directors are currently authorized.

Nominees

Our nominating and governance committee has nominated the eight individuals listed below for election as directors, including Thomas N. Tryforos who was appointed by our board of directors in June 2012. All of the nominees for election at the annual meeting are currently our directors. All of the nominees were approved by our nominating and governance committee. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote all submitted proxies FOR the eight nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. Directors must be elected by a plurality of the votes cast at the annual meeting. Accordingly, the eight candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected to our board of directors.

Each of the following nominees is currently one of our directors. Please see “Biographical Information” below for information concerning each of the following directors standing for election. Please note that all ages set forth below are as of October 9, 2012.

Name	Age	Position	Director Since
Willis J. Johnson	65	Chairman of the Board	1982
A. Jayson Adair	42	Chief Executive Officer and Director	1992
Matt Blunt	41	Director	2009
Steven D. Cohan	51	Director	2004
Daniel J. Englander	43	Director	2006
James E. Meeks	63	Director	1996
Vincent W. Mitz	49	President	2011
Thomas N. Tryforos	54	Director	2012

Biographical Information

Willis J. Johnson, founder of Copart, has, since January 2004, served as chairman of our board of directors. From 1982 until February 2010, Mr. Johnson served as our chief executive officer and from 1986 until 1995, he also served as our president. Mr. Johnson was an officer and director of U-Pull-It, Inc. (UPI), a self-service auto dismantler, which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994.

Mr. Johnson has over 30 years of experience in owning and operating auto dismantling companies and has overseen our growth from a single salvage facility in California to 156 salvage facilities in the United States, the United Kingdom, Canada and the United Arab Emirates. As such, he brings to our board significant institutional history as well as extensive knowledge of the industry and our operations.

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Mr. Adair’s considerable knowledge and understanding of our company and our businesses together with his extensive experience managing crucial aspects of our business provide our board with significant insight into our businesses and operations.

Matt Blunt served as the Governor of the State of Missouri from 2005 to 2009. Prior to serving as the Governor of Missouri, Mr. Blunt served as a member of the Missouri General Assembly from 1999 through 2001 and as Missouri’s Secretary of State from 2001 through his inauguration as Governor in 2005. Since leaving the Office of the Governor of the State of Missouri, Mr. Blunt has served as a senior advisor to government affairs and financial firms. Since February 2011, Mr. Blunt has served as the president of the American Automobile Policy Council, which represents the public policy interests of Chrysler Group, LLC, Ford Motor Company, and General Motors Company. He is a 1993 graduate of the United States Naval Academy and received four Navy and Marine Corps Achievement Medals during his military service as well as numerous other awards.

Mr. Blunt brings to our board extensive experience in government and public policy as a result of his service as the Governor of Missouri, a member of the Missouri General Assembly, and his military training. As such, he provides our board with a unique and broad perspective on the issues we face.

Steven D. Cohan has served as the chief executive officer and president and as a director of Loco Ventures, Inc., a privately held manufacturer of food products in Northern California, since 1997. From 1992 to 1994, he served as our vice president of finance and principal accounting officer and, from 1994 to 1996, he served as our vice president of corporate development. He holds an M.B.A. from the University of San Francisco and a B.A. in Economics from the University of California, Los Angeles. He is a certified public accountant.

Mr. Cohan brings to our board of directors a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as our principal accounting officer and his training as a certified public accountant.

Daniel J. Englander is managing partner of Ursula Capital Partners, an investment management firm that he founded in May 2004. In addition, since 2007, Mr. Englander has served as a director of America’s Car-Mart, Inc., an automotive retailer based in Bentonville, Arkansas; and he served as a director of Ambassadors International, a cruise ship operator based in Seattle, Washington from 2009 through May 2011. From October 1994 until January 2004, Mr. Englander was employed as an investment banker with Allen & Company, a New York-based merchant bank, serving as a Managing Director from September 2002 until his departure. He holds a B.A. from Yale University.

Mr. Englander’s background in investment management and finance enables him to be a valuable resource to our board and to our company with respect to financial and business issues.

James E. Meeks served as our chief operating officer from 1992, when he joined us in connection with our purchase of South Bay Salvage Pool, until his retirement in 2007. From 1995 to 1996, Mr. Meeks also served as our senior vice president and from 1996 until 2007 he served as our executive vice president. From 1986 to 1992, Mr. Meeks, together with his family, owned and operated the South Bay Salvage Pool, a salvage yard company. From 1991 to 2001, Mr. Meeks was an officer, director and part owner of CAS & Meeks, Inc., a towing and subhauling service company. On August 1, 2007, Mr. Meeks relinquished the titles and responsibilities of executive vice president and chief operating officer, and he retired from employment with us on December 31, 2007.

With over 30 years of experience in vehicle dismantling business and extensive experience in the subhauling business as well as his knowledge of our businesses and operations, Mr. Meeks brings to our board deep understanding of many aspects of the salvage market.

Vincent W. Mitz has served as our president since February 2010. From August 2007 to February 2010, Mr. Mitz served as our executive vice president. From May 1995 until July 2007, Mr. Mitz served as our senior vice president of marketing. Previously, Mr. Mitz was employed by NER Auction Systems Inc. (NER), an automotive auction company, from 1981 until its acquisition by us in 1995. At NER, Mr. Mitz held numerous positions, most recently as Vice President of Sales and Operations for NER’s New York region from 1990 to 1993 and Vice President of Sales & Marketing from 1993 to 1995.

With over 30 years of experience in the automotive auction industry, including 17 years with Copart, Mr. Mitz’s understanding of our business, operations, and strategy enables him to provide significant insight into our business and operations.

Thomas N. Tryforos has been a private investor since 2005. Between May 1991 and September 2004, Mr. Tryforos was a General Partner at Prescott Investors, Inc., a private investment firm. Mr. Tryforos also serves as a director of Credit Acceptance Corporation, a publicly-traded indirect auto finance company. Mr. Tryforos received a B.A. from Columbia College in 1981. He received an MBA in accounting and finance from Columbia Business School in 1984.

Mr. Tryforos’ significant experience in investing and financial matters enables him to provide insight and be a valuable resource to our board of directors and our company with respect to investment and financial matters.

There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

Required Vote

The eight director nominees receiving the highest number of affirmative votes of the shares entitled to be voted at the annual meeting, either in person or by proxy, will be elected as directors at the annual meeting.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the election of the eight nominees listed above.

* * * * *

PROPOSAL NUMBER TWO

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

This year we are asking our stockholders to cast an advisory vote to approve the compensation of our named executive officers identified in the Fiscal Year 2012 Summary Compensation Table in the “Executive Compensation” section of this proxy statement as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act). The advisory vote on the approval of executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. The Dodd-Frank Act requires us to hold the advisory vote on the approval of execution compensation at least once every three years.

At our 2011 annual meeting of shareholders, we provided our shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in the proxy statement for our 2011 annual meeting of shareholders, and our shareholders overwhelmingly approved the proposal, with more than 98% of the votes cast in favor of the proposal to approve the executive compensation of our named executive officers. At our 2011 annual meeting of shareholders, we also asked our shareholders to indicate if we should hold an advisory vote to approve the compensation of our named executive officers every one, two, or three years, with our board of directors recommending an annual advisory vote. Because our board of directors views it as a good corporate governance practice, and because more than 92% of the votes cast were in favor of an annual advisory vote, we are again asking our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement.

Compensation Program and Philosophy

Our executive compensation program is designed to:

•	to attract and retain talented and experienced executives;

•	to motivate and reward executives whose knowledge, skills and performance are critical to our success; and

•	to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance stockholder value. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which describes our executive compensation program and contains information about the fiscal 2012 compensation of our named executive officers. Our compensation committee and our board of directors believe that our compensation design and practices are effective in implementing our executive compensation goals.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Copart, Inc.’s named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures set forth in the proxy statement relating to Copart’s 2012 annual meeting of stockholders.”

Required Vote

The affirmative “FOR” votes must exceed the votes cast “AGAINST” to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ended July 31, 2012. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal.

Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and our compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

* * * * *

PROPOSAL NUMBER THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the current fiscal year ending July 31, 2013. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or otherwise. Our audit committee is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.

In the event our stockholders fail to ratify the appointment of Ernst & Young LLP, our audit committee will reconsider its selection. Even if the selection of the independent registered public accounting firm is ratified by our stockholders, our audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interests of the company and our stockholders.

Vote Required

The affirmative “FOR” votes must exceed the votes cast “AGAINST” to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ended July 31, 2013. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending July 31, 2013.

* * * * *

Auditor Fees and Services

The following table sets forth the aggregate fees for professional services rendered for the audit of our consolidated annual financial statements by our independent registered public accounting firm, Ernst & Young LLP, for fiscal years ended July 31, 2012 and 2011. The table also includes fees billed for audit services, audit-related services, tax services and all other services rendered by Ernst & Young LLP for fiscal years ended July 31, 2012 and 2011:

Nature of Service	Fiscal Year 2012	Fiscal Year 2011
Audit Fees(1)	$1,534,300	$1,538,500
Audit-Related Fees(2)	$13,200	$26,500
Tax Fees(3)	$167,800	$175,100
All Other Fees(4)	$2,300	$2,000
Total Fees	$1,717,600	$1,742,100

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

(4)	Consists of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm (or subsequently approving audit and permitted non-audit services in those circumstances where a subsequent approval is necessary and permissible). These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval. Our audit committee may also pre-approve particular services on a case-by-case basis. In addition, the charter of our audit committee provides that our audit committee may delegate to one or more designated members the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to our audit committee at its scheduled meetings.

Report of the Audit Committee

The audit committee of Copart’s board of directors consists of Messrs. Cohan, Englander and Blunt. The audit committee has reviewed and discussed with management and Ernst & Young LLP Copart’s audited consolidated financial statements and financial reporting processes. Copart’s management has the primary responsibility for Copart’s financial statements and financial reporting processes, including the system of internal controls. Ernst & Young LLP, Copart’s current independent registered public accounting firm, is responsible for performing an independent audit of Copart’s consolidated financial statements and for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The audit committee reviews and monitors these processes and receives reports from Ernst & Young LLP and management. The audit committee also discusses with Ernst & Young LLP the overall scope and plans of their audits, their evaluation of our internal controls, and the overall quality of Copart’s financial reporting processes.

In accordance with the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, the audit committee had discussions with management and the independent registered public accounting firm regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the audit committee has discussed with the independent registered public accounting firm their independence from Copart and its management and the independent registered public accounting firm provided the written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence” and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

On an annual basis, the audit committee obtains from the independent registered public accounting firm a written communication delineating all their relationships and professional services as required by The Public Company Accounting Oversight Board (PCAOB) Rule 3526, “Communication with Audit Committees Concerning Independence.” In addition, the audit committee reviewed with the independent registered public accounting firm the nature and scope of any disclosed relationships or professional services and took, or recommended that Copart’s board of directors take, appropriate action to ensure the continuing independence of the independent registered public accounting firm.

Based upon the reviews, discussions and considerations referred to above, the audit committee has recommended to the board of directors that Copart’s audited consolidated financial statements be included in Copart’s Annual Report on Form 10-K for fiscal year 2012, and that Ernst & Young LLP be appointed as the independent registered public accounting firm for Copart for the fiscal year ending July 31, 2013.

Respectfully submitted by:

The audit committee of the board of directors

Steven D. Cohan (chairman) Daniel J. Englander Matt Blunt

The preceding report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

EXECUTIVE OFFICERS

Our executive officers and their ages as of October 9, 2012 were as follows:

Name	Age	Position
Willis J. Johnson	65	Chairman of the Board
A. Jayson Adair	42	Chief Executive Officer and Director
Vincent W. Mitz	49	President
William E. Franklin	56	Senior Vice President and Chief Financial Officer
Paul A. Styer	56	Senior Vice President, General Counsel and Secretary
Robert H. Vannuccini	46	Senior Vice President, Sales
Russell D. Lowy	53	Senior Vice President and Chief Operating Officer
Thomas E. Wylie	61	Senior Vice President, Human Resources
Vincent J. Phillips	52	Senior Vice President and Chief Information Officer
Matthew M. Burgener	37	Senior Vice President, Marketing
Anthony F. Cristello	43	Senior Vice President, Business Development
Simon E. Rote	40	Vice President, Finance

Willis J. Johnson, founder of Copart, has, since January 2004, served as chairman of our board of directors. From 1982 until February 2010, Mr. Johnson served as our chief executive officer and from 1986 until 1995, he also served as our president. Mr. Johnson was an officer and director of U-Pull-It, Inc. (UPI), a self-service auto dismantler, which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994.

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Vincent W. Mitz has served as our president since February 2010. From August 2007 to February 2010, Mr. Mitz served as our executive vice president. From May 1995 until July 2007, Mr. Mitz served as our senior vice president of marketing. Previously, Mr. Mitz was employed by NER Auction Systems Inc. (NER), an automotive auction company, from 1981 until its acquisition by Copart in 1995. At NER, Mr. Mitz held numerous positions, most recently as Vice President of Sales and Operations for NER’s New York region from 1990 to 1993 and Vice President of Sales & Marketing from 1993 to 1995.

William E. Franklin has served as our senior vice president and chief financial officer since March 2004. Mr. Franklin has over 20 years of international finance and executive management experience. From October 2001 to March 2004, Mr. Franklin served as the Chief Financial Officer of Ptek Holdings, Inc., an international telecommunications company. Prior to that he was the President and CEO of Clifford Electronics, an international consumer electronics company. Mr. Franklin received a Master’s degree in Business Administration from the University of Southern California and his Bachelor of Science degree in Finance from California State University, Bakersfield. Mr. Franklin is a certified public accountant.

Paul A. Styer has served as our general counsel since September 1992, our corporate secretary since October 1993, and our senior vice president since April 1995. From September 1992 until April 1995, Mr. Styer served as our vice president. Mr. Styer served as one of our directors from September 1992 until October 1993. From August 1990 to September 1992, Mr. Styer conducted an independent law practice. Mr. Styer received a B.A. from the University of California, Davis and a J.D. from the University of the Pacific. Mr. Styer is a member of the State Bar of California.

Robert H. Vannuccini has served as our senior vice president, sales since July 2007. From 1999 to 2007, Mr. Vannuccini served as our vice president of national accounts. From 1995 to 1999, Mr. Vannuccini served as our Midwest Regional Account Manager. Prior to that, Mr. Vannuccini was employed by NER as the Midwest

Regional Account Manager from 1994 until its acquisition by Copart in 1995. Prior to his experience at NER, Mr. Vannuccini was an Assistant Vice President with Fleet Financial Group, a northeastern bank that was acquired by Bank of America, N.A. in 2004, from 1991 to 1994. Mr. Vannuccini received his Bachelor of Business Administration degree in Banking and Finance from Hofstra University, Hempstead, New York in 1988.

Russell D. Lowy has served as our senior vice president and chief operating officer since July 2007. From July 2002 to July 2007, Mr. Lowy served as our senior vice president of operations. Mr. Lowy served as our vice president of operations, eastern division from December 1999 to July 2002. From December 1998 to December 1999, Mr. Lowy served as our director of training and auditing. Mr. Lowy served as our assistant vice president of operations from 1996 to 1997, regional manager of northern California from 1995 to 1996, and marketing manager from 1993 to 1994. Prior to joining us, Mr. Lowy spent nine years with ADP — Claims Solutions Group, a provider of computing services to automobile dealers. Mr. Lowy received a B.S. in Business Administration from California State University, Chico in 1982.

Thomas E. Wylie has served as our senior vice president, human resources since November 2003. Mr. Wylie has over 25 years of human resources and organizational change management experience. From January 2001 to November 2003 he served as Vice President, Human Resources, Systems and Administration for the California Division of Kaiser Permanente, a health care organization headquartered in Oakland, California. Prior to that he was the Vice President of Human Resources for Global Business Services, a division of Honeywell International Inc. (Honeywell), a diversified technology and manufacturing company, in Morristown, New Jersey. He held several other positions with Honeywell starting in 1979. Mr. Wylie received a Bachelor’s degree from Hamline University in St. Paul, Minnesota.

Vincent J. Phillips has served as our senior vice president and chief information officer since April 2010. Prior thereto in 2009, Mr. Phillips was Vice President of Product Development of Charles River Development, a provider of technology systems and services to the financial industry. From 1989 to 2008, Mr. Phillips was employed by The Charles Schwab Corporation, an online trading and investing company, most recently as Chief Executive Officer of its subsidiary, Cybertrader, Inc. Mr. Phillips received a Bachelor’s degree from the University of California, San Diego.

Matthew M. Burgener has served as our senior vice president, marketing since July 2011. Mr. Burgener has over 12 years of digital marketing and ecommerce experience. From 2008 to July 2011, he was Senior Vice President of Digital Marketing at Bank of America, N.A., and from 2006 to 2007, Mr. Burgener was the Vice President, eCommerce Sales and Fulfillment at Bank of America, N.A. From 2004 to 2006, Mr. Burgener was the Senior Marketing Manager for LendingTree, LLC, an online home mortgage marketplace. Mr. Burgener received a Master’s degree in Business Administration from the University of Virginia’s Darden School of Business and a Bachelor’s degree from Colby College.

Anthony F. Cristello has served as our senior vice president, business development since March 2012. From January 2010 to February 2012, Mr. Cristello served as Managing Director-Head of Consumer Research Group at BB&T Capital Markets (BBT), a part of BB&T Corporation, publicly traded financial services holding company. From April 2005 to December 2009, Mr. Cristello served as Senior Vice President, Equity Analyst at BBT and from November 2000 through April 2005, he served as Vice President, Equity Analyst at BBT. Mr. Cristello received a Bachelor’s degree from Virginia Commonwealth University.

Simon E. Rote has served as our vice president of finance since March 2003. Prior thereto, Mr. Rote served as our controller from December 1998 to March 2003, and as our assistant controller from December 1997 to December 1998. Mr. Rote was an auditor with KPMG LLP, an auditing and tax advisory firm, from 1994 to 1997. Mr. Rote received a B.S. in Accounting from St. Mary’s College in 1994.

Our executive officers are elected by our board of directors and serve at the discretion of our board. There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

EXECUTIVE COMPENSATION

Forward-Looking Statements

This proxy statement, including the section entitled “Compensation Discussion and Analysis” set forth below, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements are based on our current expectations and involve risks and uncertainties, which may cause our actual results to differ materially from those anticipated by forward-looking statements. The forward-looking statements may include statements regarding actions to be taken by us in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the section on forward-looking statements and in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended July 31, 2012 and in our periodic reports on Form 10-Q and current reports on Form 8-K as filed with the SEC.

Compensation Discussion and Analysis

Overview of Executive Compensation Programs

This section of our proxy statement provides an overview of our executive compensation programs, the material decisions we have made with respect to each element of our executive compensation program, and the material factors we considered when making those decisions. Following this discussion, you will find further information in the executive compensation tables about the compensation earned by or paid to each of our “named executive officers,” including details of fiscal 2012 compensation of our named executive officers in the Fiscal Year 2012 Summary Compensation Table. Currently, we have twelve executive officers, five of which are our named executive officers. For fiscal 2012, our named executive officers consist of (i) our chief executive officer, (ii) our chief financial officer, and (iii) our three most highly compensated executive officers other than our chief executive officer and chief financial officer, each of whom was serving as an executive officer on July 31, 2012, the end of our 2012 fiscal year. For fiscal 2012, our named executive officers were A. Jayson Adair, our chief executive officer; William E. Franklin, our chief financial officer; Vincent W. Mitz, our president; Robert H. Vannuccini, our senior vice president, sales; and Russell D. Lowy, our senior vice president and chief operating officer.

Role of Our Compensation Committee

The compensation committee of our board of directors administers our executive compensation programs. The compensation committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable, and serves the best interests of Copart and our stockholders. In carrying out its responsibilities, the committee:

•	participates in the continuing development of, and reviews and approves changes in, our compensation policies;

•	reviews and approves each element of executive compensation, taking into consideration management recommendations; and

•	administers our equity incentive plans, for which it retains authority to approve grants of awards to any of our executive officers.

Our compensation committee consisted of Messrs. Cohan, Englander and Thomas W. Smith from August 1, 2011 until December 14, 2011 and Messrs. Cohan and Englander from December 14, 2011 through the end of fiscal 2012. Our board of directors has determined that each of the foregoing members of the compensation committee were or are an independent director under NASDAQ rules, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee operates according to a charter that details its specific duties and responsibilities. A copy of the charter is available in the Investor Relations section of our corporate website at http://www.copart.com/c2/pdf/compensation_cc.pdf.

Role of Management in Compensation Process

Our chief executive officer, president, chief financial officer, and senior vice president of human resources support our compensation committee’s work by providing our compensation committee with information related to our financial plans, performance assessments of our executive officers, and other personnel-related data.

Each executive officer participates in our annual goal-setting and performance measurement process applicable to all employees. As part of this annual process, each executive officer proposes qualitative, individual goals and objectives for the coming fiscal year that are intended to promote continuing organizational and process improvements and contribute to our financial strength. These proposed goals are then reviewed with each executive officer, and are subsequently approved following that review, by our chief executive officer and our president. Our compensation committee does not participate in the setting of qualitative goals and objectives for our executive officers. Each officer’s goals are specifically tailored to his or her function and may vary from year to year. Our chief executive officer, as the person to whom our other officers directly report, is responsible for evaluating individual officers’ contributions to corporate objectives as well as their performance relative to individual objectives. Assessment of individual performance may include objective criteria, such as the execution of projects in a timely manner, but is largely subjective.

Following the end of each fiscal year and after the completion of the performance measurement process described above, our chairman and chief executive officer make recommendations to our compensation committee with respect to all elements of compensation for each of our executive officers other than themselves. Our compensation committee then discusses these recommendations, first with the chairman and chief executive officer present and then in executive session without members of management present. Members of management do not participate in final determinations of their own compensation. Our compensation committee is solely responsible for the final approval of all forms of executive compensation and, while the committee considers the recommendations of management, it does not always follow those recommendations.

Our compensation committee has the authority under its charter to engage the services of outside advisors for assistance. Our compensation committee has neither relied on nor has it retained outside advisors for purposes of making determinations with respect to executive compensation.

Compensation Philosophy and Program Design

The principal objectives of our compensation and benefits programs for executive officers are to:

•	attract and retain senior executive management;

•	motivate their performance toward corporate objectives; and

•	align their long-term interests with those of our stockholders.

Our compensation committee believes that maintaining and improving the quality and skills of our management team and appropriately providing incentives for their performance are critical factors that will affect the long-term value realized by our stockholders.

As further described below, compensation for our executive officers has historically consisted of four main elements: base salary, cash bonus, equity-based incentive awards, and benefits and perquisites. Other than with respect to Mr. Adair, whose equity compensation program is described below, our compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and equity compensation or among different forms of non-equity compensation for our executive officers. Our compensation committee believes that a substantial portion of an executive officer’s compensation should be performance-based, whether in the form of cash bonus or equity compensation. We consider “performance-based” compensation to be the portion of an executive’s total compensation that is determined based on the executive’s individual contribution to our strategic goals and operating results, as in the case of discretionary cash bonuses and equity awarded in recognition of individual performance. As discussed below, Mr. Adair’s compensation program is entirely performance based as his ability to realize any material compensation from us during the five year period from April 2009 to April 2014 depends on the price performance of our common stock. Our other executive officers also participate in our equity compensation programs, and we have historically paid discretionary cash bonuses based principally on the recommendation of our chief executive officer and largely subjective reviews by our compensation committee of corporate and individual performance.

Historically, we have not determined our compensation levels based on specific peer company benchmarks or analyses prepared by outside compensation consultants. Rather, our compensation committee has based its determinations on the committee’s collective assessment of quantitative as well as subjective factors relating to corporate and individual performance and on the committee’s experience and view of appropriate levels of compensation in light of our size and operating budgets, the historically increasing scope of our operations, including its increased geographic scope, and the responsibilities and performance of the individual officer.

Our compensation committee traditionally makes its determinations concerning base salary, cash bonuses and additional equity incentive awards annually after the end of each fiscal year, based on a review of our financial performance during the prior fiscal year as measured against the operating plan approved by the board of directors for the applicable fiscal year, each individual officer’s contribution toward that performance, and the recommendations of our chairman and chief executive officer. Although the committee has historically not identified specific financial performance targets, its annual analysis has focused on quantitative factors such as trends in our revenues and earnings per share. Our compensation committee does not take a formulaic approach to setting compensation for our executive officers but does consider whether we have met or exceeded our operating plan for a particular fiscal year when making its determinations of appropriate levels of compensation for our executive officers. The committee also reviews subjective factors such as the growth in the scope of our operations, our performance in effectively integrating acquisitions, and our performance in implementing key corporate strategic initiatives.

Our compensation committee believes that our historic levels of executive compensation have been reasonable and appropriate in light of the size of our business, both financially and operationally, the substantial contribution of our long-tenured executive team in contributing to our historical growth, and the need to retain our key executive officers who have substantial levels of industry and Copart-specific experience. With the exception of our chief financial officer, each of our named executive officers has been employed with us for over a decade and with either us or a company we acquired for tenures ranging from 19 to over 30 years.

2011 Advisory Stockholder Vote on Executive Compensation

We value the opinions of our stockholders, and, as noted above, our compensation committee considers whether our executive compensation serves the best interests of our stockholders. In that respect, as part of its ongoing review of our executive compensation, the compensation committee considered the results of our 2011 say-on-pay vote. At our 2011 annual meeting of shareholders, more than 98% of the votes cast on the say-on-pay proposal were in favor of the executive compensation of our named executive officers described in last year’s proxy statement. In light of this strong stockholder support, our compensation committee affirmed our general principles and objectives relating to executive compensation and continues to apply such principles and objectives to our executive compensation program.

Compensation of Mr. Adair

In 2008, Willis J. Johnson, then our chairman and chief executive officer, and Mr. Adair, then our president, presented our compensation committee with a proposal for a compensation arrangement in which they would forego all salary and bonus compensation other than $1.00 per year in exchange for a sizable stock option grant. In addition, they would agree to forego any additional equity incentives until the options were fully vested. Our compensation committee believed the proposal demonstrated an extraordinary senior management commitment to us and our stockholders and offered strong evidence of management’s conviction concerning our strategy and prospects.

Over the course of the next several months, members of our compensation committee, individually among themselves and in periodic meetings, further discussed management’s proposal concerning equity in lieu of cash and other equity compensation. Mr. Johnson and Mr. Adair participated in several, but not all, of these discussions. Among the factors discussed and considered by our compensation committee in making its final determination were the following:

•	the extent to which the proposal achieved our compensation committee’s objective of aligning management interests with stockholder interests;

•	the accounting implications and associated non-cash compensation expense of the equity proposal as compared to the cash and non-cash compensation expense that would result from continuing current compensation arrangements;

•	the impact of the equity proposal on our cash position relative to the anticipated impact of continuing current compensation arrangements; and

•	the terms and conditions of the equity incentive, including whether it consisted of stock options or restricted stock and the vesting terms and conditions of the proposed equity issuance.

Following extensive analysis and discussions among our compensation committee member, our compensation committee met and approved a stock option in lieu of cash or additional equity compensation program on March 4, 2009. Specifically, subject to stockholder approval, our compensation committee and board of directors, excluding Mr. Johnson and Mr. Adair, approved the grant of a non-qualified stock option to each of Mr. Johnson and Mr. Adair on the following terms:

Number of Shares
Subject to Option	4,000,000 (1) shares of our common stock for each of Mr. Johnson and Mr. Adair.

Exercise Price	Equal to the closing price of our common stock in trading on the NASDAQ Global Select Market on the date of grant.

Vesting
20% of the shares become exercisable on the first anniversary of the date of grant; the balance of the shares become exercisable on a monthly basis over 48 months at the rate of 66,666 shares per month.

Vesting Acceleration Triggers
Upon a termination of the officer’s employment by us without cause (as defined) before or following a change in control or resignation for good reason (as defined) following a change in control, the option would become fully vested.

Option Term
10 years; provided that in the event of a voluntary termination (other than for good reason following a change-in-control) or involuntary termination for cause at any time, to the extent vested, within twelve (12) months of the date of termination.

(1)	Throughout this proxy statement all share and per share amounts have been adjusted as appropriate to reflect our two-for-one stock split effected in the form of a stock dividend, which was distributed after close of trading on March 28, 2012 to stockholders of record as of March 23, 2012.

On April 14, 2009, our stockholders (with Messrs. Johnson and Adair abstaining from the vote) approved the equity grants for our chief executive officer and president described above, and each was granted an option to purchase 4,000,000 shares of our common stock on the terms and conditions set forth above with an exercise price of $15.11 per share, which equaled the fair market value of our common stock on the date of grant. As a result, Messrs. Johnson and Adair are not eligible to be considered for any additional compensation other than their salaries of $1.00 per year and appropriate benefits and perquisites during the five-year vesting term of the stock options.

Principal Components of Executive Compensation

The following discussion outlines the principal elements of executive compensation for our named executive officers other than Mr. Adair.

Base Salary

We pay an annual base salary to each of our executive officers (other than Messrs. Johnson and Adair) in order to provide them with a fixed rate of cash compensation during the year. Base salary for our executive officers reflects the scope of their respective responsibilities, seniority, and competitive market factors. Salary adjustments are determined by our compensation committee, generally following its review of recommendations from the chairman and chief executive officer. Any adjustments are made following consideration of competitive factors, our overall financial results, our budget requirements and the committee’s assessment of individual performance.

2012 Base Salary. In October 2011, our compensation committee met to review base salaries for the named executive officers and approved base salaries for our named executive officers for fiscal 2012. At that meeting, the committee determined that it would not adjust current base salaries for fiscal 2012 given the committee’s belief that existing base salaries remained competitive and appropriate. Moreover, the committee believes that each named executive officer’s agreement to relocate to Texas with Copart evidenced their commitment and lack of retention issues. The committee also noted that we were offering favorable relocation benefits in connection with the move, including a home purchase program for executive officers.

2013 Base Salary. Our compensation committee met again in October 2012, in part to consider executive officer base salaries for fiscal 2013. At that meeting, the committee determined that it would increase base salaries because of the increased responsibilities with respect to international operations and increased unit volume in North America. The base salary increases were made retroactive to September 28, 2012. The compensation committee did not increase the base salary of Mr. Mitz as it determined the overall compensation package provided to him was competitive. The compensation committee did not rely on any formal compensation survey data in making its assessment.

The following table presents base salary information for the named executive officers for fiscal year 2012 and 2013:

Named Executive Officer	2012 Base Salary	2013 Base Salary	Change
A. Jayson Adair	$1	$1	—
Vincent W. Mitz	$650,000	$650,000	—
William E. Franklin	$310,000	$325,000	4.8%
Robert H. Vannuccini	$260,000	$275,000	5.8%
Russell D. Lowy	$275,000	$290,000	5.5%

Discretionary Cash Bonuses

Our annual discretionary cash bonus program for our officers and other employees is designed to reward performance that has furthered key corporate objectives, including financial objectives and those based on individual contributions to strategic initiatives.

We did not adopt a formal bonus plan for or during fiscal 2012 and do not expect to adopt any formal program for fiscal 2013. As a result, for fiscal 2012, our bonus program consisted of discretionary bonuses as determined by our compensation committee. In October 2012, as part of its annual review of executive compensation, our compensation committee met to consider cash bonus awards for our named executive officers.

We believe the use of a discretionary bonus program provides our compensation committee with the flexibility needed to address pay-for-performance as well as recruiting and retention goals. The amount of a discretionary bonus, if any, to be awarded to an executive officer is based on our compensation committee’s review of individual and corporate performance and the recommendations of our chief executive officer.

In determining 2012 cash bonus awards for our named executive officers (other than Mr. Adair), our compensation committee considered individual contributions to corporate financial and business performance during fiscal 2012, including our operating results, expense management initiatives, and corporate business development projects. For the benefit of the committee, Mr. Adair reviewed each individual officer’s performance relative to the categories, with specific discussion of how individual functional areas contributed to the larger corporate strategic objectives. Mr. Mitz’s performance was principally evaluated by our compensation committee with respect to objectives relating to development of our strategic goals and performance objectives for our executive officers as well as his role in reducing expenses and developing the Company’s programs to increase revenues across all areas of our business. Mr. Franklin’s performance was principally evaluated with respect to objectives relating to the development of associates in our corporate finance function, financial reporting to the board, audit committee, and expense management. Mr. Vannuccini’s performance was evaluated with respect to revenue growth. Mr. Lowy’s performance was evaluated largely with respect to factors relating to facility condition, management of new accounts, and cost control at our facility level and per car detail, as well as his ability to reduce expenses of our field operations and administer and manage the field operations budget. The compensation committee determined that the increase in bonus amounts from fiscal 2011 were appropriate in light of recommendations made by the chief executive officer with respect to reviews of the individual performance of each named executive officer, increased responsibilities of each named executive officer with respect to international operations and unit volume in North America and the lack of equity grants for fiscal 2012.

Based on its review of these factors with our chief executive officer the compensation committee approved the following cash bonuses for our named executive officers:

Named Executive Officer	Fiscal Year 2012 Cash Bonus Amount
A. Jayson Adair	—
Vincent W. Mitz	$600,000
William E. Franklin	$316,778
Russell D. Lowy	$280,540
Robert H. Vannuccini	$370,506

Equity-Based Incentives

We grant equity-based incentives to certain employees, including our executive officers, in order to foster a corporate culture that aligns employee interests with stockholder interests. Our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company. Following approval by the stockholders of the option grant to Mr. Adair, our compensation committee deemed him ineligible to be awarded any additional equity compensation for the five year period ending on April 14, 2014.

While we have not adopted any specific stock ownership guidelines for our executive officers or directors, our executive officers and directors do own a substantial portion of our common stock. As part of our insider trading policy we prohibit any member of the board of directors, officer, employee, consultant or other person associated with us from trading in any interest or position relating to the future price of our securities, such as a put, call or short sale, or using our stock as collateral for margin loans.

Only our compensation committee is authorized to grant awards to our executive officers under our equity incentive plans. With respect to executive officers, our practice has been to grant options to executive officers on an annual basis as part of the annual review process immediately after the end of each fiscal year, although we have not always granted annual option awards to our executive officers. Generally, in making its determination concerning additional option grants, our compensation committee considers individual performance, competitive factors, the individual’s current level of compensation and equity participation, and the recommendations of our chairman and chief executive officer.

To date, our equity incentive awards to executive officers have been granted primarily with time-based vesting. Our option grants typically vest over a five-year period with 20% of the shares vesting on the one-year anniversary of the date of grant and the remaining shares vesting in equal monthly installments over the remaining four years. Although our practice in recent years has been to provide equity incentives to executives in the form of stock option grants that vest over time, our compensation committee may in the future consider alternative forms of equity grants, such as performance shares, restricted stock units, restricted stock awards or other forms of equity grants as allowed under our 2007 Equity Incentive Plan, with vesting of awards based on the achievement of performance milestones or financial metrics.

Generally, our compensation committee considers, and, if it determines appropriate, approves option grants for our executive officers following the end of each fiscal year. Our compensation committee determines the size of these grants based on a number of subjective factors, including the individual executive officer’s contribution to our performance in the prior fiscal year, and less subjective factors such as the relative vested versus unvested equity position of the individual executive.

In October 2012, as part of its annual review of executive compensation, our compensation committee determined that our named executive officers would not be granted stock options because of the option grants (including the amount thereof) made in fiscal 2011 and the relative vested versus unvested equity incentive positions of each of the named executive officers.

Benefits and Perquisites

We provide the following benefits to our named executive officers, including Mr. Adair, generally on the same basis provided to our other employees: health, dental and vision insurance, medical and dependent care flexible spending account, short- and long-term disability insurance, accidental death and dismemberment insurance, and a 401(k) plan. We match employee contributions to the 401(k) plan at a rate of 20% of the first 15% of earnings per employee, up to a maximum of $3,300 for fiscal 2012.

During a portion of fiscal 2012, we provided our chairman and chief executive officer with limited ability to use our corporate aircraft for personal purposes. Our compensation committee authorized Mr. Johnson and Mr. Adair to use the aircraft for personal purposes for up to a total of 75 flight hours per fiscal year, to be allocated between them as they deem appropriate. Hours not used during a fiscal year were to be carried over to the next fiscal year. Flight hours in excess of these amounts required the additional approval of our compensation committee. We valued this benefit for compensation purposes on an annual basis pursuant to guidelines established by the Internal Revenue Service, and Mr. Johnson and Mr. Adair remained responsible for all taxes resulting from any deemed income arising from this benefit. On April 3, 2012 and July 25, 2012, respectively, we sold our corporate aircraft to third parties in arms-length transactions and, therefore, we no longer provide this benefit to Mssrs. Johnson and Adair. However, we continue to provide Mr. Adair and Mr. Mitz with company-owned automobiles that may be used for personal purposes and Mr. Franklin, Mr. Lowy, and Mr. Vannuccini with a monthly automobile expense allowance.

Please see the column entitled “All Other Compensation” in the summary compensation table set forth in this proxy statement for the amounts attributable to each named executive officer with respect to benefits and perquisites.

Other Considerations:

Post-Employment Obligations

Each of our executives is an “at will” employee, and we are not party to written employment agreements with our named executive officers, other than with Mr. Franklin, our chief financial officer, whose agreement provides, under certain circumstances, for certain payments upon involuntary termination of employment or resignation for “good reason” (as defined in the agreement). In addition, we have entered into similar agreements with Thomas Wylie, our senior vice president of human resources, Vincent Phillips, our senior vice president of information technology, and Matthew Burgener, our senior vice president of marketing. Our compensation committee believes the terms of these agreements are fair and reasonable and are in our best interests and in the best interests of our stockholders. For a description of the material terms of these agreements, please see “Employment Contracts and Severance Arrangements with Executive Officers” in the section entitled “Potential Post-Employment Payments Upon Termination or Change in Control” included in this proxy statement.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the tax deductibility of non-performance based compensation paid to our chief executive officer and to each of our four most highly compensated officers to $1 million per person, unless certain exemption requirements are satisfied. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation that are approved by our stockholders. Because our equity incentive plans have been approved by our stockholders, awards under these plans in excess of $1 million should generally be deductible pursuant to section 162(m), provided the requirements of section 162(m) are satisfied.

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event an executive officer, director or other service provider for the company receives “deferred compensation” that does not satisfy the requirements of section 409A. Although we do not maintain a traditional deferred compensation plan, section 409A may apply to certain severance arrangements and equity awards. Consequently, to assist the affected employee in avoiding additional tax and penalties under section 409A, we developed the severance arrangements described above in “Post-Employment Obligations” to either avoid the application of section 409A or, to the extent doing so is not possible, comply with the applicable section 409A requirements.

Equity Grant Practices

In June 2007, our compensation committee and board of directors adopted a policy with respect to the grant of stock options and other equity incentive awards. Among other provisions, the policy generally prohibits the grant of stock option or other equity awards to executive officers during closed quarterly trading windows (as determined in accordance with our insider trading policy). In addition, the equity grant policy requires that all equity awards made to executive officers be approved at meetings of our compensation committee rather than by written consent of the committee.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement immediately above. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 31, 2012.

COMPENSATION COMMITTEE Daniel J. Englander (chairman) Steven D. Cohan

The preceding report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Fiscal Year 2012 Summary Compensation Table

The following table sets forth information regarding all of the compensation awarded to, earned by, or paid to (i) our chief executive officer, (ii) our chief financial officer, and (iii) the three most highly compensated executive officers other than our chief executive officer and chief financial officer serving as executive officers as of July 31, 2012, the end of our 2012 fiscal year. We refer to these officers as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)(1)		Option Awards ($)(2)		All Other Compen- sation ($)(3)		Total ($)
A. Jayson Adair	2012	1	(4)	—		—		10,800	(5)	10,801
Chief Executive Officer	2011	1	(4)	—		—		71,018		71,019
	2010	1	(4)	—		—		49,897		49,898

Vincent W. Mitz	2012	650,000		600,000		—		13,400	(6)	1,263,400
President	2011	640,384		500,000		4,789,415		16,962		5,946,761
	2010	488,462		500,000		2,553,213		16,354		3,558,029

William E. Franklin	2012	310,000		316,778		—		10,550	(7)	637,328
Senior Vice President and	2011	308,076		319,385		1,387,286	(8)	9,300		2,024,047
Chief Financial Officer	2010	300,000		200,000	(9)	718,215		9,300		1,227,515

Russell D. Lowy	2012	275,000		280,540		—		8,416	(10)	563,956
Senior Vice President,	2011	270,192		207,551		1,393,780		6,841		1,878,364
Chief Operating Officer	2010	250,000		200,000		718,215		6,720		1,174,935

Robert H. Vannuccini*	2012	260,000		370,506		—		5,850	(11)	636,356
Senior Vice President,	2011	253,269		211,962		1,684,378		172,581		2,322,190
Sales

*	Mr. Vannuccini was not a named executive officer prior to fiscal 2011 and, in accordance with SEC guidance, no compensation information is included for fiscal 2010.

(1)	The amounts in this column represent discretionary bonuses awarded for services performed during the applicable fiscal year. Annual bonuses earned during a fiscal year are generally paid in the first quarter of the subsequent fiscal year.

(2)	There were no equity awards granted to named executive officers in fiscal 2012. For the number of outstanding equity awards held by the named executive officers as of July 31, 2012, see the “Outstanding Equity Awards” table in this proxy statement. Each equity award listed in this column was granted under the 2007 Equity Incentive Plan and will become exercisable for the option shares in installments over the executive’s period of service with us. Options vest over a five-year period from the date grant, with the first 20% vesting on the one-year anniversary of the date of grant and the remainder vesting monthly thereafter. Each option has a maximum term of 10 years, subject to earlier termination in the event of the executive’s termination of employment with us.

(3)	We pay 401(k) matching contributions, life and health insurance and short-term disability premiums on behalf of all of our employees, including our named executive officers. The amounts shown in this column, other than the amounts for personal use of corporate aircraft discussed below, equal the actual cost to us of the particular benefit or perquisite provided. Amounts in this column include the cost to us of a named executive officer’s (i) personal use of a company-owned automobile or (ii) an automobile expense allowance.

(4)	For the period beginning on April 14, 2009 and ending on April 14, 2014, Mr. Adair receives $1 per year in salary.

(5)	Includes $10,800 related to personal use of a company-owned automobile.

(6)	Includes $2,600 for 401(k) matching contribution paid by Copart on behalf of Mr. Mitz and $10,800 related to personal use of a company-owned automobile.

(7)	Includes $3,300 for 401(k) matching contribution paid by Copart on behalf of Mr. Franklin and $7,250 related to an automobile allowance.

(8)	Relates to options granted on October 4, 2010 with respect to 40,000 shares, options granted in March 4, 2011 with respect to 120,000 shares, together with the incremental value of the options granted on October 15, 2010 in lieu of the cash bonus for fiscal 2010, in each case, as reflected in the Grants of Plan-Based Awards table.

(9)	Mr. Franklin declined the cash payout of this cash bonus award and instead received an option to purchase 80,000 shares of our common stock. The 80,000 share option grant is reflected in the Grants of Plan-Based Awards table. The grant date fair value of the option to purchase 80,000 shares of our common stock computed in accordance with ASC Topic 718 was $484,104. This amount does not reflect compensation actually received by Mr. Franklin, and there can be no assurances that the amount disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock Compensation” to our consolidated financial statements include in our Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

(10)	Includes $1,621 for 401(k) matching contribution paid by Copart on behalf of Mr. Lowy and $6,795 related to an automobile allowance.

(11)	Includes $5,850 related to an automobile allowance.

For a description of the components of our executive compensation program, including the process by which salaries and bonuses are determined, please see the section entitled “Compensation Philosophy and Program Design” in the Compensation Discussion and Analysis section of this proxy statement. For a description of our cash bonus program, please see the section entitled “Discretionary Cash Bonuses” in the Compensation Discussion and Analysis section of this proxy statement.

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into with William E. Franklin, our senior vice president and chief financial officer, in fiscal 2004 which was subsequently amended in September 2008 to comply with section 409A of the Internal Revenue Code. For a description of the material terms of Mr. Franklin’s agreement with us, please see the section entitled “Employment Contracts and Severance Arrangements with Executive Officers” contained in this proxy statement.

Until our corporate aircraft were sold on April 3, 2012 and July 25, 2012, respectively, we provided our chairman and our chief executive officer limited ability to use our corporate aircraft for personal purposes, subject to the standards and limitations described under the caption “Compensation Discussion and Analysis — Benefits and Perquisites,” in this proxy statement. For purposes of the summary compensation table above, consistent with SEC guidelines, we have valued this perquisite based on the incremental cost to us. For purposes of valuing personal use of corporate aircraft, we have used a method that takes into account (i) landing/parking/flight planning services and expenses; (ii) crew travel expenses; (iii) supplies and catering; (iv) aircraft fuel and oil expenses; (v) maintenance, parts and external labor; (vi) customs, foreign permit and similar fees, if any; and (vii) passenger ground transportation. Incremental cost does not include an allocable share of the fixed costs associated with our ownership of the aircraft.

Outstanding Equity Awards at 2012 Fiscal Year End

The following table presents certain information concerning equity awards held by the named executive officers at the end of the fiscal year ended July 31, 2012. As noted above, throughout this proxy statement, including, without limitation, each of the tables herein, all share and per share amounts have been adjusted as appropriate to reflect our two-for-one stock split effected in the form of a stock dividend, which was distributed after close of trading on March 28, 2012 to all stockholders of record as of March 23, 2012.This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer.

Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Grant Date (1)	Option Exercise Price ($)	Option Expiration Date
A. Jayson Adair	386,667	13,333	9/28/2007	17.195	9/28/2017
	153,333	46,667	9/26/2008	19.775	9/26/2018
	2,600,000	1,400,000	4/14/2009	15.105	4/14/2019
Vincent W. Mitz	192,203	7,797	9/28/2007	17.195	9/28/2017
	61,333	18,667	9/26/2008	19.775	9/26/2018
	85,000	65,000	9/25/2009	16.43	9/25/2019
	93,333	106,667	3/4/2010	17.32	3/4/2020
	70,000	130,000	10/4/2010	16.38	10/4/2020
	133,333	366,667	3/4/2011	20.56	3/4/2021
William E. Franklin	27,998	—	3/15/2004	9.655	3/15/2014
	62,222	—	10/4/2005	12.015	10/4/2015
	96,667	3,333	9/28/2007	17.195	9/28/2017
	56,667	43,333	9/25/2009	16.43	9/25/2019
	14,000	26,000	10/4/2010	16.38	10/4/2020
	28,000	52,000	10/15/2010	17.11	10/15/2020
	32,000	88,000	3/4/2011	20.56	3/4/2021
Russell D. Lowy	60,000	—	10/21/2002	5.495	10/21/2012
	43,586	—	8/19/2003	4.40	8/19/2013
	80,000	—	1/22/2004	9.00	1/22/2014
	80,000	—	10/4/2005	12.015	10/4/2015
	96,667	3,333	9/28/2007	17,195	9/28/2017
	56,667	43,333	9/25/2009	16.43	9/25/2019
	14,000	26,000	10/4/2010	16.38	10/4/2020
	42,666	117,334	3/4/2011	20.56	3/4/2021
Robert H. Vannuccini	96,667	3,333	9/28/2007	17.195	9/28/2017
	30,667	9,333	9/26/2008	19.775	9/26/2018
	56,667	43,333	9/25/2009	16.43	9/25/2019
	14,000	26,000	10/4/2010	16.38	10/4/2020
	53,333	146,667	3/4/2011	20.56	3/4/2021

(1)	All option grants vest 20% on the one-year anniversary of the grant date and 1.67% each month thereafter, subject to the executive officer’s continued service to us on each such vesting date.

Option Exercises in Fiscal Year 2012

The following table provides certain information concerning stock option exercises by each of the named executive officers during the fiscal year ended July 31, 2012, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker’s commissions.

	Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
A. Jayson Adair	440,926	7,622,015
Vincent W. Mitz	233,334	3,936,739
William E. Franklin	—	—
Russell D. Lowy	—	—
Robert H. Vannuccini	60,000	895,800

(1)	Represents the fair market value of underlying securities on the date of exercise, less the exercise price.

Pension Benefits

We did not maintain any defined pension or defined contribution plans, other than our tax-qualified 401(k) plan, during our fiscal year ended July 31, 2012.

Potential Post-Employment Payments upon Termination or Change in Control

Employment Contracts and Severance Arrangements with Executive Officers

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into in fiscal 2004 with William E. Franklin, our senior vice president and chief financial officer. We entered into employment agreements with Thomas Wylie, our senior vice president of human resources, Vincent Phillips, our senior vice president of information technology, and Matthew Burgener, our senior vice president of marketing, in fiscal years 2003, 2010, and 2011, respectively. None of these executives is a named executive officer. Each employment agreement sets forth the base salary, bonus opportunity, benefits and the responsibilities of each position in effect at the time of execution of the agreement. In addition, each agreement requires us to provide compensation to these officers in the event of termination of employment under certain circumstances. The employment agreements with Messrs. Franklin and Wylie were subsequently amended in September 2008 in order to comply with section 409A of the Internal Revenue Code.

Each employment agreement with Messrs. Franklin, Wylie, Phillips, and Burgener provides that in the event the executive’s employment is involuntarily terminated without cause or the executive resigns from his employment for “good reason,” such executive officer will be entitled to payment of 12 months of his then-current base salary payable after the date of termination according to a schedule that complies with section 409A of the Internal Revenue Code. Each employment agreement also provides that in the event the executive officer’s employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then the executive shall be entitled to receive severance benefits as provided under our then-existing severance and benefit plans and policies at the time of termination.

In each employment agreement described above, “cause” means any of the following: (i) willful or grossly negligent failure to substantially perform his duties; (ii) commission of gross misconduct which is injurious to us; (iii) breach of a material provision of the employment agreement or agreements incorporated therein; (iv) material violation of a federal or state law or regulation applicable to our business; (v) misappropriation or embezzlement of Company funds or an act of fraud or dishonesty upon us made by the executive; (vi) conviction of, or plea of nolo contendere to, a felony; or (vii) continued failure to comply with directives of senior management.

In each employment agreement described above, “good reason” means the executive’s resignation, if one or more of the following events shall have occurred (unless such event(s) applies generally to all of our senior management): without the executive’s prior written consent, (i) the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in the executive’s position or responsibilities in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities; (ii) a material reduction by us in his base salary as in effect immediately prior to such reduction; or (iii) any material breach by us of any material provision of the employment agreement.

Change in Control Provisions

The employment agreements entered into with Messrs. Franklin, Wylie, Phillips and Burgener do not provide for severance payments or acceleration of vesting of equity awards in the event of a change in control. Neither our 2001 Stock Option Plan nor our 2007 Equity Incentive Plan provide for the acceleration of outstanding options or other equity incentive awards in the event of a change in control (as defined in the plans), except in the limited circumstance where the successor corporation does not assume our outstanding options. When a successor corporation does not assume our options in the event of an acquisition or merger, the optionee will have the right to exercise the option or stock purchase right as to all the shares underlying the applicable options, including shares not otherwise vested or exercisable. The right to exercise the option or stock purchase right applies to all of our employees, including our named executive officers.

In the event of a change in control (as defined in the plans), if the awards to be granted are not assumed by the successor corporation, our compensation committee has the authority as administrator of the equity plan to accelerate the vesting of the awards.

Potential Payments upon Termination or Change in Control

None of our executive officers has an employment or other severance agreement that provides for payment of any amount in connection with termination of employment upon a change in control of the company, other than those payments otherwise due to Messrs. Franklin, Wylie, Phillips, and Burgener upon an involuntary termination or resignation for “good reason” (as defined in the agreements described above). Please see the section above entitled “Employment Contracts and Severance Agreements with Executive Officers” above for detailed descriptions of the agreements with named executive officers that govern post-employment payments and benefits. No payments are due in the event of voluntary termination of employment or termination of employment as a result of death or disability or for “cause” (as defined in the agreements described above).

Assuming the involuntary termination of employment (including resignation for “good reason”) of the named executive officers took place on July 31, 2012, no named executive officer would be entitled to receive severance payments and benefits other than those provided under our then-existing severance and benefits plans at the time of termination, except Mr. Franklin who would be eligible to receive payments totaling $310,000, the equivalent of twelve months of his fiscal 2012 base salary.

Equity Compensation Plan Information

The following table provides information as of July 31, 2012 with respect to shares of our common stock that may be issued upon the exercise of options and similar rights under all of our existing equity compensation plans, including our 2007 Equity Incentive Plan, our 2001 Stock Option Plan, our 1994 Employee Stock Purchase Plan, the Copart, Inc. stand alone stock option award agreement dated April 14, 2009 (as amended on June 9, 2010) between Copart, Inc. and Willis J. Johnson (the “Johnson Option Agreement”), and the Copart, Inc. stand alone stock option award agreement dated April 14, 2009 (as amended on June 9, 2010) between Copart, Inc. and A. Jayson Adair (the “Adair Option Agreement”). Our 2001 Stock Option Plan was terminated in 2007; our 1992 Stock Option Plan was terminated in 2001; and our 1994 Director Option Plan was terminated in August 2003. No additional grants will be made under these plans and no options remain outstanding under our 1992 Stock Option Plan or our 1994 Director Option Plan, but options granted prior to the termination of our 2001 Stock Option Plan remain outstanding and are subject to the terms of the applicable plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	16,179,036	(2)	$16.24	(3)	3,317,156	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	16,179,036		$16.24		3,317,156

(1)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 1994 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under that plan. The 1994 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)	Reflects the number of shares of common stock to be issued upon exercise of outstanding options under the 2001 Stock Option Plan, the 2007 Equity Incentive Plan, the Johnson Option Agreement, and the Adair Option Agreement.

(3)	Reflects weighted average exercise price of outstanding options under the 2001 Stock Option Plan, the 2007 Equity Incentive Plan, the Johnson Option Agreement, and the Adair Option Agreement.

(4)	Includes securities available for future issuance under the 1994 Employee Stock Purchase Plan and the 2007 Equity Incentive Plan. No securities are available for future issuance under the 2001 Stock Option Plan, 1992 Stock Option Plan and 1994 Director Option Plan.

RELATED PERSON TRANSACTIONS

Audit Committee Approval Policy

Our audit committee is responsible for the review, approval, or ratification of “related person transactions” between us and related persons. Under SEC rules, a related person is any person who is or was since the beginning of the last fiscal year a director, officer, nominee for director, or 5% stockholder of Copart (and any of his or her immediate family members).

In October 2012, our audit committee adopted a revised written policy with respect to related person transactions. Under the policy, any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

2012 Related Person Transactions

During fiscal 2012, we engaged in the related person transactions described in this section, all of which were approved by our audit committee. We believe that the terms of these transactions were no less favorable to us than could have been obtained from unaffiliated third parties.

Related Party Employment

We employ Brett Adair, the brother of A. Jayson Adair, our chief executive officer, in a non-executive position. In fiscal 2012, we paid Mr. Adair a total of $279,846.10, consisting of $179,846.10 in base salary and $100,000 as a cash bonus for fiscal 2011, which was paid in fiscal 2012. In addition, Mr. Adair is provided the use of a company owned vehicle. On November 30, 2011, we granted to Mr. Adair options to acquire 40,000 shares of our common stock at an exercise price per share of $22.465. We also granted to Mr. Adair options to acquire 100,000 shares of our common stock at an exercise price per share of $20.56 on January 26, 2012.

In October 2012, our compensation committee approved a grant to Mr. Adair of 10,000 shares of our common stock at an exercise price per share of $27.39 and a cash bonus for fiscal 2012 in the amount of $50,000, which was paid to Mr. Adair in fiscal 2013.

Stock Repurchases

Since February 2003, we have maintained a stock repurchase program approved by our board of directors. As of October 9, 2012, the aggregate authorization under the program stood at 98.0 million shares, and we had repurchased approximately 50.3 million shares, leaving approximately 47.7 million shares available for repurchase.

From time to time during the course of our repurchase program, we have repurchased stock directly from our executive officers on terms approved by our audit committee. During fiscal 2012, we purchased, as part of our on-going repurchase program, shares from certain executive officers described below:

•	On June 28, 2012, we acquired 2.8 million shares of our common stock at a price of $23.22 per share, or an aggregate purchase price of $65.0 million, from Willis J. Johnson, our chairman and a member of our board of directors. The settlement date for the acquisition of the common stock was on or about June 28, 2012, and the purchase was made pursuant to our existing stock repurchase program. The per share purchase price for the common stock to be acquired was based on the closing price of the Company’s common stock on June 28, 2012 (as reported by the NASDAQ Global Select Market). The repurchase was approved by the independent members of our board of directors and our audit committee.

•	On September 27, 2012, we acquired 500,000 shares of our common stock at a price per share of $27.77 per share, or an aggregate purchase price of $13.9 million, from Thomas W. Smith, a former member of our board of directors, pursuant to which we acquired 500,000 shares of our common stock at a price of $27.77 per share, or an aggregate purchase price of $13.9 million. The settlement date for the acquisition of the common stock was on or about September 27, 2012, and the purchase was made pursuant to our existing stock repurchase program. The per share purchase price for the common stock to be acquired was based on the closing price of our common stock on September 27, 2012 (as reported by the NASDAQ Global Select Market). The repurchase was approved by the independent members of our board of directors and our audit committee.

Home Relocation Program

In connection with moving our corporate headquarters from California to Texas, we implemented a non-compensatory relocation home purchase program for certain of our executive officers in compliance with Internal Revenue Service Revenue Ruling 2005-74. Under the program, we entered into a binding contract with the executive officer for the purchase of his personal residence in California based on separate appraisals of the property prepared by two licensed real estate appraisers. In order for the appraisals to be used for purposes of entering a purchase agreement with the executive, the two appraised values could not vary by more than five percent. Following the sale to us, the executive bore no risk with respect to future losses associated with our sale of the property and would not benefit from any gains we may realize.

During fiscal 2012, we purchased the following homes from our executive officers for the following prices:

Executive	Purchase Date	Purchase Price
William E. Franklin	August 4, 2011	$1,675,000
Paul A. Styer	September 7, 2011	$3,100,000
Russell D. Lowy	September 26, 2011	$ 742,100

Change in Control Agreements

We have entered into agreements providing termination benefits to certain of our executive officers as described in the section entitled “Potential Post-Employment Payments Upon Termination or Change of Control” above.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely upon review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended July 31, 2012, all Section 16(a) filing requirements applicable to our officers, directors and holders of more than ten percent of our common stock were satisfied, except that (i) the Form 3 filing by Mr. Thomas Tryforos upon becoming subject to Section 16 in June 2012, (ii) a Form 4 filing related to the granting of options to purchase our common stock to Mr. Tryforos, and (iii) a Form 4 filing related to the granting of options to purchase our common stock to Mr. Simon Rote were inadvertently filed late.

SECURITY OWNERSHIP

The following table sets forth certain information known to us regarding the ownership of our common stock as of October 9, 2012 by (i) all persons known by us to be beneficial owners of five percent or more of our common stock; (ii) each of our current directors and nominees for director; (iii) any other named executive officers (as defined in the section of this Proxy Statement entitled “Executive Compensation — Summary Compensation Table”); and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined based on SEC rules and includes certain stock options exercisable within 60 days of October 9, 2012. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Total Shares Outstanding (2)
Named executive officers and directors:
Willis J. Johnson (3)	14,189,272	11.1%
A. Jayson Adair (4)	5,644,407	4.4%
Robert H. Vannuccini (5)	285,155	*
Daniel J. Englander (6)	457,900	*
Vincent W. Mitz (7)	734,026	*
Steven D. Cohan (8)	260,012	*
James E. Meeks (9)	257,500	*
William E. Franklin (10)	353,117	*
Matt Blunt (11)	40,000	*
Russell D. Lowy (12)	352,755	*
Thomas N. Tryforos (13)	251,344	*
All directors and executive officers as a group (17 persons) (14)	23,586,269	17.6%

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise set forth, the mailing address for each of the persons listed in this table is: c/o Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

(2)	Based on 124,116,625 shares outstanding as of October 9, 2012.

(3)	Includes 7,033,071 shares held by the Willis J. Johnson and Reba J. Johnson Revocable Trust DTD 1/16/1997, for which Mr. Johnson and his wife are trustees and 3,689,534 shares held by the Reba Family Limited Partnership II, for which Mr. Johnson and his wife are the general partners. Also includes options to acquire 3,466,667 shares of common stock held by Mr. Johnson that are exercisable within 60 days after October 9, 2012.

(4)	Includes 1,099,506 shares held directly, 713,232 shares held by Mr. Adair’s wife, 373,639 shares held by the A. Jayson Adair and Tammi L. Adair Revocable Trust, for which Mr. Adair and his wife are trustees, and 24,696 shares held by irrevocable trusts for the benefit of members of Mr. Adair’s immediate family. Also includes options to acquire 3,433,334 shares of common stock held by Mr. Adair that are exercisable within 60 days after October 9, 2012.

(5)	Includes 1,156 shares held directly, and options to acquire 283,999 shares of common stock held by Mr. Vannuccini that are exercisable within 60 days after October 9, 2012.

(6)	Includes 117,500 held by Ursula Capital Partners, for which Mr. Englander is the sole general partner, 2,450 shares held by trusts for the benefit of members of Mr. Englander’s immediately family and 9,000 shares held directly by Mr. Englander. Mr. Englander disclaims beneficial ownership of the shares held by Ursula Capital

Partners except to the extent of his pecuniary interest therein. Also includes options to acquire 200,000 shares of common stock held by Mr. Englander that are exercisable within 60 days after October 9, 2012.

(7)	Includes 692 shares held directly and options to acquire 733,334 shares of common stock held by Mr. Mitz that are exercisable within 60 days after October 9, 2012.

(8)	Includes 12 shares owned directly and options to acquire 260,000 shares of common stock held by Mr. Cohan that are exercisable within 60 days after October 9, 2012.

(9)	Includes options to acquire 257,500 shares of common stock held by Mr. Meeks that are exercisable within 60 days after October 9, 2012.

(10)	Includes 6,898 shares held directly and options to acquire 346,219 shares of common stock held by Mr. Franklin that are exercisable within 60 days after October 9, 2012.

(11)	Includes options to acquire 40,000 shares of common stock held by Mr. Blunt that are exercisable within 60 days after October 9, 2012.

(12)	Includes 21,472 shares held directly and options to acquire 331,283 shares of common stock held by Mr. Lowy that are exercisable within 60 days after October 9, 2012.

(13)	Includes 251,344 shares held by Elias Charles & Co. LLC, of which Mr. Tryforos is a member. Mr. Tryforos disclaims beneficial ownership of the shares held by Elias Charles & Co. LLC except to the extent of his pecuniary interest.

(14)	Includes 13,597,935 shares and options to acquire 9,988,334 shares of common stock held by all executive officers and directors as a group that are exercisable within 60 days after October 9, 2012.

OTHER MATTERS

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.

ADJOURNMENT OF THE 2012 ANNUAL MEETING

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies from holders of our common stock. Proxies that are being solicited by our board of directors grant discretionary authority to vote for any adjournment, if necessary.

ANNUAL REPORT

A copy of our Annual Report for the fiscal year ended July 31, 2012 is available as indicated in the Notice of Internet Availability and is available to the public at https://materials.proxyvote.com/217204. The annual report is not incorporated into this proxy statement and is not proxy soliciting material.

For the Board of Directors
COPART, INC.

Paul A. Styer,
Secretary

Dated: October 19, 2012

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE 2012 ANNUAL MEETING:

The Proxy Statement and 2012 Annual Report are available free of charge at
http://materials.proxyvote.com/217204.

Site of the Copart, Inc. 2012 Annual Stockholder Meeting

Directions to:	Copart, Inc. Dallas Corporate Office 14185 Dallas Parkway, Suite 300 Dallas, Texas 75254

From:	Dallas Fort Worth International Airport

Head towards the north exit
Take the ramp onto International Parkway (partial toll road)
Continue onto TX-121 N
Take the exit onto I-635 E
Take exit 22C to merge onto Dallas North Tollway N (partial toll road)
Take the exit toward Spring Valley Rd/Quorum Dr/Verde Valley Lane (toll road)
Merge onto Dallas Parkway
Turn left onto Spring Valley Road
Turn left onto Dallas Parkway
Destination will be on the right

IMPORTANT ANNUAL MEETING INFORMATION	000004
ENDORSEMENT_LINE __________ SACKPACK __________
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 5, 2012.

Vote by Internet
• Go to www.investorvote.com/CPRT
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

Annual Meeting Proxy Card	1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

01 - Willis J. Johnson	☐	☐	02 - A. Jayson Adair	☐	☐	03 - Matt Blunt	☐	☐

04 - Steven D. Cohan	☐	☐	05 - Daniel J. Englander	☐	☐	06 - James E. Meeks	☐	☐

07 - Vincent W. Mitz	☐	☐	08 - Thomas N. Tryforos	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory (non-binding) vote to approve executive compensation for the year ended July 31, 2012 (say on pay vote).	☐	☐	☐	3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2013.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B	Non-Voting Items	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.
Change of Address — Please print new address below.
☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Sign exactly as your name(s) appears on your stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc. are requested to so indicate when signing. If stock is registered in two names, both should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

	C 1234567890 J N T 8 2 C V 1 4 5 9 9 7 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Copart, Inc.

Proxy for 2012 Annual Meeting of Stockholders December 5, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COPART, INC.

The undersigned stockholder of Copart, Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the notice of the 2012 Annual Meeting of Stockholders to be held on December 5, 2012, and the proxy statement and appoints A. Jayson Adair and Paul A. Styer or either of them, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2012 Annual Meeting of Stockholders of the Company to be held on Wednesday, December 5, 2012, at 9:00 a.m. Central Time, at 14185 Dallas Parkway, Suite 300, Dallas, TX 75254, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner set forth on the reverse side.

For the proposals on the reverse side, the board of directors recommends that you vote “FOR” all of the nominees for director in Proposal 1 and “FOR” Proposals 2 and 3. This Proxy, when properly executed, will be voted as specified on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF THE DIRECTORS LISTED IN ITEM 1, “FOR” THE PROPOSAL LISTED IN ITEM 2, AND “FOR” THE PROPOSAL LISTED IN ITEM 3; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

SEE REVERSE SIDE